UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  11/18/2012

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Not applicable.

(b)

On November 18, 2012, Thomas R. Burton announced his retirement as Chief Executive Officer of Hampden Bancorp, Inc. (the “Company”) and Hampden Bank (the “Bank”), effective December 31, 2012.  Mr. Burton will remain a member of the Board of Directors of the Company and the Bank following his retirement as Chief Executive Officer.

(c)

On November 20, 2012, the Board of Directors of the Company, which is the holding company for the Bank, unanimously elected Glenn S. Welch, the Company’s current President and Chief Operating Officer, as Chief Executive Officer of the Company and the Bank effective as of January 1, 2013.  Mr. Welch has served in numerous leadership positions with the Bank since 2001 and with the Company since January 2007, most recently being appointed as President and Chief Operating Officer of the Company and Bank in January 2012 and as a director of the Company at the same time.  Additional biographical information concerning Mr. Welch is contained in the press release dated November 20, 2012, which is attached as Exhibit 99.1 and is incorporated herein by reference. The terms of Mr. Welch’s employment agreement with the Company and the Bank will continue to remain in effect.

(d)

Not applicable.

(e)

Not applicable.

(f)

Not applicable.

Item 9.01.   Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release dated November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	November 21, 2012	By:	/s/ Thomas R. Burton
Thomas R. Burton
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 20, 2012.

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